EXHIBIT 21.1

Jurisdiction
Joy Global Inc.	Delaware
China Mining Machinery Group SRL	Barbados
Wuxi Shendga Machinery Co. Ltd.	China
HIHC, Inc.	Delaware
Joy Global Asia Limited	Hong Kong
International Mining Machinery Holdings Ltd.	Cayman Islands
Qingdao Tian Xun Electric Co., Ltd.	China
TJCC IMM AFC Holdings Ltd.	Cayman Islands
International Mining Machinery AFC Holdings Limited	Hong Kong
Joy Global (Huainan) Mining Machinery Co., Ltd.	China
TJCC IMM Jiamusi Holdings Ltd.	Cayman Islands
International Mining Machinery Jiamusi Holdings Limited	Hong Kong
Joy Global (Jiamusi) Mining Machinery Co., Ltd	China
Shanxi Meijia Mining Machinery Co., Ltd.	China
TJCC IMM Jixi Holdings Ltd.	Cayman Islands
International Mining Machinery Jixi Holdings Limited	Hong Kong
Jixi Coal Mining Machinery Co., Ltd.	China
Huainan Shunli Coal Mining Equipment Overhaul, Ltd.	China
TJCC IMM Siwei Holdings Ltd.	Cayman Islands
Joy Global Luxembourg S.a.r.l.	Luxembourg
Joy Global (UK) Holding Co Ltd	United Kingdom
Joy Global France S.a.r.l.	France
Montabert S.A.S.	France
Joy Global Industries Limited	United Kingdom
Joy Global (UK) Limited	United Kingdom
Svalbard, Norway Branch	Svalbard
Continental Conveyor Ltd.	United Kingdom
Continental FSW Ltd.	United Kingdom
Harnischfeger Holdings Ltd.	United Kingdom
Joy Global (Africa) (Proprietary) Ltd.	South Africa
Joy Global (India) Limited	India
Joy Global LLC	Russia
Joy Global (Poland) Sp. z.o.o.	Poland
Ukraine Representative Office	Ukraine
Joy Manufacturing Company (U.K.) Ltd.	United Kingdom
Joy Partnership	United Kingdom
Joy Global (UK) Surface Limited	United Kingdom
Joy Global Mongolia LLC	Mongolia
Joy Global UK (No. 2) Limited	United Kingdom
Joy Global (Baotou) Mining Machinery Co. Ltd.	China
Joy Global (China) Investment Co., Ltd.	China
Joy Global (Tianjin) Heavy Machinery Co., Ltd.	China
Joy Global China Holdings SRL	Barbados
Joy Global Management LLC	Delaware
Joy Global Surface Mining Inc	Delaware
China Representative Office	China
Harnischfeger Technologies, Inc.	Delaware
HCHC, Inc.	Delaware
Joy Global Australia General Partnership	Australia
Joy Global Australia Holding Company Pty. Ltd.	Australia
Joy Global (AUS) Underground Pty. Ltd.	Australia
Jobic Pty. Ltd.	Australia
Joy Global (AUS) Surface Pty. Ltd.	Australia
Ezymine Pty. Ltd.	Australia
Joy Global (AUS) Loader Products Pty. Ltd.	Australia
P&H Minepro Services Pty. Ltd.	Australia
P.T. P&H MinePro Indonesia	Indonesia
Joy Global Botswana (Proprietary) Limited	Botswana
Joy Global Brasil Industria E Comercio Ltda.	Brazil
Joy Global de Chile Servicios a la Mineria Ltda.	Chile
Joy Global (Chile) S.A.	Chile
Joy Global Mexico S.A. de C.V.	Mexico
Joy Global (Peru) S.A.C.	Peru
Joy Global (Zambia) Ltd.	Zambia
P&H Minepro Services Venezuela, S.A.	Venezuela
Joy Global (Canada) Ltd.	Canada
Joy Global (Panama) S.A.	Panama
Joy Global (Tianjin) Mining Machinery Co. Ltd.	China
Joy Global Underground Mining LLC	Delaware

China Representative Office	China
Joy Global Cayman Finance Limited	Cayman Islands
Joy MM Delaware, Inc.	Delaware
JTI Acquisition Co (2011) Limited	United Kingdom
Joy Global Longview Operations LLC	Texas
LeTourneau Technologies America, Inc.	Texas
LeTourneau Technologies Canada Ltd.	Canada
LeTourneau Technologies International, Inc.	Delaware
LeTourneau Technologies Brazil, Inc.	Delaware
LeTourneau Technologies (Dalian) Co., Ltd.	China
LeTourneau Technologies South America Inc.	Delaware
LeTourneau Technologies Comerico de Equipamentos Industriais do Brasil Ltda.	Brazil
N.E.S. Investment Co.	Delaware
Continental Conveyor & Equipment Company	Delaware
Goodman Conveyor Company	Delaware
Joy Global Conveyors Inc.	Delaware
Continental Conveyor International Inc.	Delaware
Continental MECO (Proprietary) Ltd.	South Africa
Joy Global South Africa Trust	South Africa